Exhibit 99.1

DSS Announces Year End 2019 Financial Results

ROCHESTER, NY — April 6, 2020 — Document Security Systems, Inc. (DSS or the “Company”) (NYSE American: DSS), a leader in anti-counterfeit, authentication and consumer engagement technologies today announced its financial results for the year ended December 31, 2019.

Full Year 2019 Business Highlights

●	DSS named Mr. Chan Heng Fai Ambrose, as Executive Chairman of the Board of Directors. Mr. Chan is an accomplished global business professional with a track record of success for more than 45 years. Mr. Chan specializes in financial restructuring and corporate transformation to unlock value and unleash entrepreneurial zeal while managing risk.
●	DSS named Mr. Frank D. Heuszel, JD, CPA, CIA, as Chief Executive Officer. Mr Heuszel is a seasoned banker and attorney with over 30 years of turnaround management experience.
●	DSS promoted Mr. Jason Grady to Chief Operating Officer.
●	DSS named Mr. Vincent Lum President of DSS Asia and CEO of its subsidiary, HWH World, Inc.
●	The new management team designed and put in place a Strategic Business Plan, initiated for a major business turnaround with the focus of maximizing shareholder value and generating sustainable growth for the Company.
●	The Company’s Board of Directors was enhanced through the addition of highly qualified and proven business leaders with the expertise and experience to successfully execute the Company’s new Strategic Business Plan.
●	New business divisions were established as part of the Strategic Business Plan – DSS Blockchain Security, Inc., Decentralized Sharing Systems, Inc., DSS Securities, Inc., DSS BioHealth Security, Inc. and DSS Secure Living, Inc.
●	Partnership developed with Zappar, Inc., a global leader in augmented reality, to combine proprietary technologies to bring together Augmented Reality and Product Authentication to help their respective customers with brand protection and consumer engagement.
●	Brand protection agreement established with Market Defence, LLC.
●	Release of blockchain tracking and authentication technology, “Sentinel,” to combat unauthorized sellers, map violators and retail arbitrage within Amazon Marketplace.
●	DSS in partnership with Luminescence Sun Chemical Security announced agreement to provide augmented reality and brand authentication for Wyeth Nutrition (A Division of Nestle).
●	Company established “DSS Certified Printer Program” for qualified printers and packagers with DSS portfolio of printed and digital anti-counterfeiting technologies.

Recent Developments

●	DSS entered into Letter of Intent to acquire Impact Biomedical, Inc., a company with upside potential for healthcare and biomedical applications. Impact Biomedical, Inc.’s products feature possible virus combating technology, diabetes mitigation offerings via a breakthrough alternative sugar, and functional fragrances for industrial and medical application, amongst others.
●	DSS entered into a joint venture to establish a U.S.-based medical real estate investment trust (REIT) focused on acquiring purpose-built healthcare facilities and leasing them to leading clinical operators with strong market share under secure triple net leases.
●	The Company is responding to the current coronavirus pandemic by strategically repositioning itself, reorganizing where appropriate and carefully managing its resources, while continuing to execute its expansive strategy.

“2019 was a period of change and transformation for DSS,” said Frank D. Heuszel, CEO of DSS. “We made the decision to strengthen our position through strategic investment opportunities into existing key scalable business lines that would materially improve our top line revenue, improve profitability and be sustainable.

“In 2019 we made some key new appointments to our board of directors with individuals that will bring our company a new level of expertise and vision. In addition, we hired new senior management that will play a key role in helping us grow and carry out our business plan.

“Our goal and focus are to create and deliver long-term, sustained shareholder value as we continue to identify potential operational cost-reduction opportunities while simultaneously aligning resources to support and build a foundation for strategic growth opportunities. Toward that goal, in 2019 we took significant steps to stabilize the Company and to strengthen our balance sheet and liquidity. As an example, our Executive Chairman, Mr. Chan Heng Fai made, and continues to make, substantial investments in our company, including purchasing an entire private placement offering on his own at above market price and by introducing us to valuable business opportunities. With Mr. Chan’s guidance, DSS has now formed multiple new divisions and is looking to substantially transform and grow the company through additional mergers and acquisitions.”

Technology

Mr. Heuszel continued: “We have enhanced our technology by engaging in new partnerships with complimentary products and services, while improving on our own offerings internally such as releasing “Sentinel” which will fight fraud within the Amazon Marketplace.

“Despite the challenges in 2019, there are many very favorable financial trends that indicate the positive effects of our cost saving measures and core business invigoration. For example, I am happy to report that our technology sales, services and licensing revenues increased 36% in 2019, primarily due to increases in sales of our AuthentiGuard product offerings. We continue to expand our marketing and sales efforts to drive market penetration and conversion of the pent-up customer demand for associated anti-counterfeiting. In addition, we believe our recent participation in emerging growth sectors such as blockchain and the biomedical segment could lead to further top-line growth.”

Biohealth Security

“Looking into 2020, our recent agreement to acquire Impact Biomedical will enhance our product offerings, especially in these challenging days that need products to assist in the mitigation of COVID-19. There is no doubt that the effects of the coronavirus outbreak on global organizations and economies will continue to be far-reaching and significant. The preservation of health and safety is the number-one priority, and Impact’s Equivir product has been shown in studies to be effective as an antiviral against a broad range of viruses and could be a potential treatment in the fight against COVID-19. This technology is among other highly-anticipated technologies that may prove to be effective in dealing with existing global healthcare issues. Biomedical science is becoming increasingly vital and Impact Biomedical strives to leverage its scientific knowhow and intellectual property rights to provide solutions that have been plaguing the biomedical field for decades,” added Mr. Heuszel.

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Real Estate Investment Trust

“Consistent with our strategic business plan, we continue to pursue accretive, complementary businesses such as our recent joint venture to establish a U.S.– based medical real estate investment trust. During the first quarter of 2020, DSS entered into a joint venture to form American Medical REIT Inc., (AMRE). AMRE was founded to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE provides investors the opportunity for direct ownership of Class A licensed medical real estate. AMRE intends to acquire purpose-built healthcare facilities and lease them to leading clinical operators with strong market share under secure triple net leases. AMRE targets hospitals (both Critical Access and Specialty Surgical), Physician Group Practices, Ambulatory Surgical Centers, and other licensed medical treatment facilities.

“The team that is heading AMRE is the same team that founded a similar REIT – Global Medical Real Estate (GMRE) – that is currently listed on the New York Stock Exchange with market capitalization of over $800 Million and was recently added to the Morgan Stanley Capital International (MSCI) US REIT Index. Mr. Chan Heng Fai, Executive Chairman of the board and largest shareholder of the Company, was the sole funder and founder of the GMRE REIT at the initial stage,” concluded Mr. Heuszel.

2019 Financial Highlights

Revenues for the year ended December 31, 2019, revenue increased 5% to approximately $19.4 million as compared to revenues of $18.5 million for the year ended December 31, 2018. Printed products sales, which include sales of packaging, printing and plastic products, increased 1% in 2019 as compared to 2018, driven by an increase in the sales of printing and packaging products of 4% and offset by a decrease in sales of plastic card products of 8%. The Company’s technology sales, services and licensing revenues increased 36% in 2019, as compared to 2018, due primarily to increases in sales of our AuthentiGuard® product, which increased approximately $642,000 year-over-year.

Costs of revenue sold, exclusive of depreciation and amortization, includes all direct cost of the Company’s printed products, including its packaging, printing and plastic ID card sales, materials, direct labor, transportation and manufacturing facility costs. In addition, this category includes all direct costs associated with the Company’s technology sales, services and licensing, including hardware and software that are resold, third-party fees, and fees paid to inventors or others as a result of technology licenses or settlements, if any. Costs of revenue increased 6% in 2019 as compared to 2018, primarily due to an increase in paper costs, freight costs, and machine maintenance at the Company’s two production facilities.

During 2019, the Company had net loss of $2.9 million as compared to a net income of $1.5 million in 2018. The increases in operating losses incurred during the year ended December 31, 2019 as compared to the same period in 2018 primarily reflect the increases in paper costs, freight costs, and machine maintenance at the Company’s two production facilities, as well as an increases in professional fees, stock based compensation, costs associated with the Company’s expansion into Asia, and the impact of the net gain from extinguishment of liabilities of approximately $3.5 million, which occurred during the second quarter of 2018.

A full analysis of results for the year ended December 31, 2019 is available in the Company’s Form 10-K which was filed with the SEC and is available on the Company’s website at www.dsssecure.com or through the Securities and Exchange Commission’s Edgar database at www.sec.gov.

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About Document Security Systems, Inc. (DSS)

For over 15 years, DSS has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity. For more information on DSS visit http://www.dsssecure.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s ability to complete the financing, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward- looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Bret Shapiro, Core IR

(516) 222-2560, ir@dsssecure.com

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2019, and 2018

	2019	2018
ASSETS

Current assets:
Cash	$1,096,248	$2,447,985
Accounts receivable, net of $41,000 and $50,000 respectively allowance for doubtful accounts	4,211,906	2,217,877
Inventory	1,707,690	1,563,593
Prepaid expenses and other current assets	459,868	285,580
Total current assets	7,475,712	6,515,035

Property, plant and equipment, net	5,060,698	5,014,494
Investment	2,154,175	324,930
Notes receivable	793,195	-
Other assets	49,875	90,319
Right-of-use assets	1,222,742	-
Goodwill	2,453,597	2,453,597
Other intangible assets, net	934,765	881,411
Total assets	$20,144,759	$15,279,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,492,494	$1,347,491
Accrued expenses and deferred revenue	935,041	1,106,346
Other current liabilities	390,494	2,255,942
Revolving line of credit	500,000	-
Current portion of lease liability	397,097	-
Current portion of long-term debt, net	440,699	713,427
Total current liabilities	4,155,825	5,423,206

Long-term debt, net	2,309,847	1,721,936
Long term lease liability	825,645	-
Other long-term liabilities	507,058	391,325
Deferred tax liability, net	43,567	168,986

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 36,180,626 shares issued and outstanding (17,425,858 on December 31, 2018)	723,612	348,517
Additional paid-in capital	114,860,150	107,624,666
Accumulated other comprehensive loss	-	(7,052)
Accumulated deficit	(103,280,945)	(100,391,798)
Total stockholders’ equity	12,302,817	7,574,333

Total liabilities and stockholders’ equity	$20,144,759	$15,279,786

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2019 and 2018

	2019	2018

Revenue:
Printed products	$17,089,740	$16,940,262
Technology sales, services and licensing	2,147,740	1,574,820
Direct selling	171,750	-

Total revenue	19,409,230	18,515,082

Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization	12,602,494	11,853,499
Selling, general and administrative (including stock-based compensation)	8,283,266	7,088,610
Depreciation and amortization	1,403,836	1,281,634

Total costs and expenses	22,289,596	20,223,743

Operating loss	(2,880,366)	(1,708,661)

Other income (expense):
Interest income	24,953	8,634
Interest expense	(157,319)	(144,819)
Amortization of deferred financing costs and debt discount	(1,901)	(46,251)
Impairment of investment	-	(160,000)
Gain on extinguishment of liabilities, net	-	3,532,659
Income (loss) before income taxes	(3,014,634)	1,481,562

Income tax expense (benefit)	(125,487)	16,593
Net income (loss)	$(2,889,147)	$1,464,969

Other comprehensive income (loss):
Interest rate swap gain (loss)	(15,431)	16,017
Settlement of Interest rate swap	22,483

Comprehensive income (loss):	$(2,882,095)	$1,480,986

Income (loss) per common share:
Basic	$(0.11)	$0.09
Diluted	$(0.11)	$0.09

Shares used in computing income (loss) per common share:
Basic	25,505,404	16,724,376
Diluted	25,505,404	16,930,805

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DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,889,147)	$1,464,969
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	1,403,836	1,281,634
Stock based compensation	421,673	131,733
Paid in-kind interest	-	12,000
Change in deferred tax provision	(125,419)	9,673
Amortization of deferred financing costs and debt discount	1,901	46,251
Gain on extinguishment of liabilities, net	-	(3,532,659)
Impairment of investment	-	160,000
Decrease (increase) in assets:
Accounts receivable	(1,994,029)	(192,593)
Inventory	(144,097)	87,653
Prepaid expenses and other assets	(133,844)	(31,198)
Increase (decrease) in liabilities:
Accounts payable	145,003	618,836
Accrued expenses	(279,036)	(113,793)
Other liabilities	(1,749,715)	(1,325,427)
Net cash used by operating activities	(5,342,874)	(1,382,921)

Cash flows from investing activities:
Purchase of property, plant and equipment	(988,876)	(1,003,413)
Purchase of investment	(1,829,245)	-
Issuance of notes receivable	(793,195)	-
Purchase of intangible assets	(369,735)	(100,138)
Net cash used by investing activities	(3,981,051)	(1,103,551)

Cash flows from financing activities:
Payments of long-term debt	(274,468)	(1,188,081)
Borrowings from lines of credit, net	587,750	502,155
Borrowings from revolving lines of credit, net	500,000	-
Borrowings from conversion of note	500,000	-
Issuances of common stock, net of issuance costs	6,658,906	887,755
Receipt of subscription receivable, net of issuance costs	-	288,000
Net cash provided by financing activities	7,972,188	489,829

Net decrease in cash	(1,351,737)	(1,996,643)
Cash and cash equivalents at beginning of year	2,447,985	4,444,628

Cash and cash equivalents at end of year	$1,096,248	$2,447,985

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